QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Hecla Mining Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 7, 2003

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of Hecla Mining Company, which will be held at the corporate offices located at 6500 N. Mineral Drive in Coeur d'Alene, Idaho, on Friday, May 9, 2003, at 10 a.m., Pacific Daylight Time.

        The Annual Meeting will involve the election of three directors and the selection of independent auditors for 2003. In addition, reports of the Corporation's operations and other matters of interest will be made at the meeting. For information with respect to these matters, please refer to the Notice of Annual Meeting of Shareholders and Proxy Statement. Your Board of Directors respectfully recommends that you vote to elect the directors nominated and vote to approve the independent auditors.

        It is important that your shares be represented at the meeting whether or not you are personally able to attend. You may vote over the Internet, by telephone or by completing and mailing the enclosed proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

        Thank you for your cooperation.

Sincerely,
Arthur Brown Chairman and Chief Executive Officer

HECLA MINING COMPANY
6500 N. Mineral Drive, Suite 200
Coeur d'Alene, Idaho 83815-9408

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on
May 9, 2003

To the Shareholders of
HECLA MINING COMPANY:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hecla Mining Company (the "Corporation") will be held at the corporate offices located at 6500 N. Mineral Drive in the city of Coeur d'Alene, state of Idaho, on Friday, May 9, 2003, at 10 a.m., Pacific Daylight Time, for the following purposes:

          (1)  To elect three members to the Corporation's Board of Directors to serve for three-year terms or until their respective successors are elected and have qualified;

          (2)  To consider and vote upon the selection of BDO Seidman, LLP, as independent auditors of the Corporation for the fiscal year ending December 31, 2003; and

          (3)  To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

        The close of business on March 13, 2003, has been fixed as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and at any postponements or adjournments thereof.

By Order of the Board of Directors
Michael B. White Secretary
April 7, 2003

Whether or not you plan to attend the Annual Meeting, please complete, sign and date the accompanying proxy and mail it at once in the enclosed envelope, which requires no additional postage if mailed in the United States. You may also vote over the Internet or by telephone. Please review the instructions on the proxy card regarding these voting options. Your proxy is revocable, either in writing or by voting in person at the Annual Meeting, at any time prior to its exercise.

HECLA MINING COMPANY
6500 N. Mineral Drive, Suite 200
Coeur d'Alene, Idaho 83815-9408
208-769-4100

P R O X Y    S T A T E M E N T
Relating to
ANNUAL MEETING OF SHAREHOLDERS
to be held on May 9, 2003

INTRODUCTION

        This Proxy Statement is being furnished by the Board of Directors of Hecla Mining Company, a Delaware corporation (the "Corporation"), to holders of shares of the Corporation's Common Stock, par value $0.25 per share (the "Common Stock"), in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Friday, May 9, 2003, and any postponements or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement is first being mailed to shareholders on or about April 7, 2003.

PURPOSES OF ANNUAL MEETING FOR COMMON SHAREHOLDERS

Election of Directors

        At the Annual Meeting, shareholders entitled to vote will be asked to consider and to take action on the election of three directors to the Corporation's Board of Directors, each to serve for a three-year term. See "Election of Directors."

Selection of Independent Auditors

        At the Annual Meeting, shareholders also will be asked to consider and take action on the selection of BDO Seidman, LLP, as independent auditors of the Corporation for the fiscal year ending December 31, 2003. See "Approval of Auditors."

VOTING AT ANNUAL MEETING

General

        The Corporation's Board of Directors has fixed the close of business on March 13, 2003, as the record date (the "Record Date") for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were issued and outstanding 109,386,487 shares of Common Stock entitled to vote. A majority of such shares will constitute a quorum for the transaction of business at the Annual Meeting. The shareholders of record on the Record Date of the shares entitled to vote at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. Directors are elected by a plurality of the votes cast by the holders of the Common Stock at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstentions, broker nonvotes or otherwise) have no impact in the election of directors, except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. The approval of the independent auditors requires the favorable vote of the holders of a majority of the shares present at the meeting, provided a quorum is present. Any shares which are not voted (whether by abstentions, broker nonvotes or otherwise) will not count toward the required total and will have the same effect as shares voted against such approval.

Proxies

        Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on any proxy, the shares represented by such proxy will be voted: (1) FOR the election of three nominees for election as directors; (2) FOR the approval of BDO Seidman, LLP, as the Corporation's independent auditors; and (3) in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting. A shareholder who has executed and returned a proxy may revoke it at any time before it is voted at the Annual Meeting by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Corporation or by attending the Annual Meeting and voting in person. Attendance in person at the Annual Meeting will not, in itself, be sufficient to revoke a proxy.

Expenses of Solicitation

        The Corporation will bear all the costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing this Proxy Statement and accompanying material to shareholders. In addition to the solicitation of proxies by use of the mail, the directors, officers and employees of the Corporation, without additional compensation, may solicit proxies personally or by telephone or otherwise. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and the Corporation will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with such activities.

ELECTION OF DIRECTORS

        In accordance with the Corporation's Certificate of Incorporation, its Board of Directors is divided into three classes. The terms of office of the directors in each of such classes expire at different times. There are three directors whose terms will expire at the Annual Meeting, namely Messrs. Arthur Brown, John E. Clute and Joe Coors, Jr. The terms of Messrs. Ted Crumley, Charles L. McAlpine and Jorge E. Ordoñez C. will expire in 2004. The terms of Messrs. Phillips S. Baker, Jr., and Dr. Anthony P. Taylor will expire in 2005. Mr. David J. Christensen resigned in October 2002 from the Board of Directors. Preferred shareholders elected Mr. Christensen and Dr. Anthony P. Taylor at the May 10, 2002, Annual Meeting of Shareholders. Pursuant to the provisions of the Certificate of Designations of the Series B Cumulative Convertible Preferred Stock, Dr. Anthony P. Taylor is entitled to appoint a replacement director to take the place of Mr. Christensen. At the time of printing this Proxy Statement, a new director had not been appointed to replace Mr. Christensen. When appointed, the new director's term will expire in 2005.

        It is intended that the proxies solicited hereby will be voted FOR election of directors listed below, unless authority to do so has been withheld. The Board of Directors knows of no reason why any of its nominees will be unable or unwilling to accept election. However, if any nominee becomes unable to accept election, the Board of Directors will either reduce the number of directors to be elected or select substitute nominees submitted by the Corporate Governance and Directors Nominating Committee of the Board of Directors. If substitute nominees are selected, proxies will be voted in favor of such nominees.

Nominees

        The nominees for directors for terms which will expire in 2006 are as follows:

Principal Occupation and Other Directorships	Age at May 9, 2003	Year First Became Director
ARTHUR BROWN. Chairman of the Board of Directors of the Corporation since June 1987; also Chief Executive Officer of the Corporation since May 1987; President of the Corporation from May 1986 to November 2001; Chief Operating Officer of the Corporation from May 1986 to May 1987; Executive Vice President of the Corporation from May 1985 to May 1986; held various positions as an officer of the Corporation since 1980; employed by the Corporation since 1967; Director, AMCOL International Corporation (an American industrial minerals company); Director, Idaho Independent Bank; Director, Tango Minerals Company (a Canadian mining company)	62	1983

JOHN E. CLUTE. Professor of Law, Gonzaga University School of Law from 2001 to present; Dean, Gonzaga University School of Law from 1991 to 2001; Senior Vice President, Human Resources and General Counsel of Boise Cascade Corporation (manufacturer of paper and forest products) from 1982 to 1991; employed by Boise Cascade Corporation in various other capacities from 1965 to 1982; Director, The Jundt Growth Fund, Inc.; Director, Jundt Funds, Inc. (Jundt U.S. Emerging Growth Fund, Jundt Opportunity Fund, Jundt Mid-Cap Growth Fund, Jundt Science & Technology Fund and Jundt Twenty-Five Fund); Director, American Eagle Funds, Inc. (American Eagle Capital Appreciation Fund, American Eagle Large-Cap Growth Fund and American Eagle Twenty Fund); Director, RealResume, Inc. (computerized employment and personnel services)	68	1981
JOE COORS, JR. Retired Chairman of the Board and Chief Executive Officer, CoorsTek, Inc. (formerly Coors Ceramics Company); Director, Children's Technology Group; Director, Fellowship of Christian Athletes for the state of Colorado; Retired Chairman of the Air Force Memorial Foundation	61	1990

Remaining Directors

        The remaining directors whose present terms of office will continue after the meeting and will expire in 2004 are as follows:

Principal Occupation and Other Directorships	Age at May 9, 2003	Year First Became Director
TED CRUMLEY. Senior Vice President and Chief Financial Officer of Boise Cascade Corporation (manufacturer of paper and forest products) from 1994 to present; Vice President and Controller of Boise Cascade Corporation from 1990 to 1994; other positions held at Boise Cascade Corporation from 1972 to 1990	58	1995
CHARLES L. McALPINE. President of Arimathaea Resources Inc. (a Canadian gold exploration company) from December 1982 to June 1992; President of Campbell Chibougamau Mines Ltd. (a Canadian copper-gold mining company) from 1969 to 1979; Director, First Tiffany Resource Corporation; Director, Goldstake Explorations Inc.; Director, Postec Systems Inc.	69	1989

JORGE E. ORDOÑEZ C. President and Chief Executive Officer, Ordoñez Profesional S.C.; Director, Altos Hornos de Mexico, S.A. de C.V.; Director, Minera Carbonifera Rio Escondido, S.A. de C.V.; Director, Grupo Acerero del Norte, S.A. de C.V.; Director, Fischer-Watt Gold Co., Inc.; Vice President, Minera Montoro, S.A. de C.V.; former Chief Executive Officer, Empresas Frisco, S.A. de C.V.; former Chief Executive Officer, Alfa Industrias-Div. Minas; recipient of Mexican National Geology Recognition in 1989; elected to Mexican Academy of Engineering in 1990	63	1994

        The remaining directors whose present terms of office will continue after the meeting and will expire in 2005 are as follows:

Principal Occupation and Other Directorships	Age at May 9, 2003	Year First Became Director
PHILLIPS S. BAKER, JR. President and Chief Operating Officer of the Corporation since November 2001 also Chief Financial Officer of the Corporation since May 2001; Vice President of the Corporation from May 2001 to November 2001; Vice President and Chief Financial Officer of Battle Mountain Gold Company from March 1998 to January 2001; Vice President and Chief Financial Officer of Pegasus Gold Corporation from January 1994 to January 1998	43	2001
DR. ANTHONY P. TAYLOR. President, Chief Executive Officer and Director, Millennium Mining Corporation since January 2000; President and Director, Oakhill Consultants since October 1996; Vice President-Exploration, First Point US Minerals from 1997 to 1999; President and Director, Great Basin Exploration & Mining Co., Inc., from 1990 to 1996; President and Director, Caughlin Preschool Co., since October 2001; various exploration and geologist positions in the mining industry from 1964 to 1990	61	2002

CERTAIN INFORMATION ABOUT THE BOARD OF DIRECTORS
AND COMMITTEES OF THE BOARD

        The Board of Directors met six times during 2002. The standing committees of the Board of Directors are the Executive, Audit, Compensation, Corporate Governance and Directors Nominating, Technical and Finance committees.

        The Executive Committee, the members of which are Messrs. Brown (Chairman), Clute, Crumley and Baker, did not meet in 2002. The Executive Committee is empowered with the same authority as the Board of Directors in the management of the business of the Corporation, except for certain matters enumerated in the Corporation's By-Laws which are specifically reserved to the full Board of Directors.

        The Audit Committee, the members of which are Messrs. McAlpine (Chairman), Coors and Ordoñez, met twice in 2002. Additionally, the Chairman of the committee met four times during the year with the Corporation's independent auditors to review the quarterly financial statements. The Audit Committee's principal functions are to meet with the Corporation's independent auditors to review the financial statements contained in the Annual Report, to review the Corporation's system of internal accounting controls and to report to the Board of Directors thereon.

        The Compensation Committee, the members of which are Messrs. Crumley (Chairman), Clute, Coors and McAlpine, met three times in 2002. The Compensation Committee's principal functions are to make recommendations to the Board of Directors concerning the compensation of executive officers of the Corporation and to administer the Corporation's stock-based plans.

        The Corporate Governance and Directors Nominating Committee, the members of which are Messrs. Clute (Chairman), McAlpine, Ordoñez and Crumley, did not meet in 2002. The Corporate Governance and Directors Nominating Committee reviews and recommends to the Board of Directors nominees for election as directors at the Annual Meeting and nominees to fill vacancies on the Board of Directors. The Corporate Governance and Directors Nominating Committee will consider persons recommended by shareholders as nominees for election as directors, which recommendations are submitted in writing to the Secretary of the Corporation and include a statement as to the qualifications and willingness of such persons to serve on the Corporation's Board of Directors. The Corporate Governance and Directors Nominating Committee also considers matters of corporate governance and periodically reviews the Corporation's corporate governance guidelines and procedures consistent with the Federal Security laws and New York Stock Exchange regulations.

        The Technical Committee, the members of which are Messrs. Ordoñez (Chairman), McAlpine and Taylor, met one time in 2002. The principal function of the Technical Committee is to make recommendations to the Board of Directors concerning the advisability of proceeding with the exploration, development, acquisition or divestiture of mineral properties and/or operations.

        The Finance Committee, the members of which are Messrs. Coors (Chairman), Crumley and Ordoñez, met twice in 2002. The principal functions of the Finance Committee are to develop and set the Corporation's long-term investment policies and to review the performance of the investment managers of the Corporation's pension trusts.

COMPENSATION OF DIRECTORS

        The Corporation compensates directors who are not employees of the Corporation for their services as follows: (i) a retainer fee of $3,000 per calendar quarter; (ii) $2,000 for each director's meeting attended; and (iii) $1,000 for attending any meeting of any Committee of the Board of Directors.

        In March 1995, the Corporation adopted the Hecla Mining Company Stock Plan for Nonemployee Directors (the "Directors Stock Plan"), which became effective following shareholder approval on May 5, 1995. The Directors Stock Plan was amended effective on July 18, 2002, and is subject to termination by the Board of Directors at any time. Pursuant to the Directors Stock Plan, on May 30 of each year, each nonemployee director is credited with a number of shares determined by dividing $10,000 by the average closing price for the Corporation's Common Stock on the New York Stock Exchange for the prior calendar year. Nonemployee directors joining the Board of Directors after May 30 of any year are credited with a pro rata number of shares based upon the date they join the Board. All credited shares are held in a grantor trust, the assets of which are subject to the claims of the Corporation's creditors, until delivered under the Directors Stock Plan. Delivery of the shares from the trust occurs upon the earliest of: (i) death or disability; (ii) retirement from the Board; (iii) a cessation of the director's service for any other reason; or (iv) a Change in Control of the Corporation (as defined). Subject to certain restrictions, directors may elect delivery of the shares on such date or in annual installments thereafter over 5, 10 or 15 years. The shares of Common Stock credited to nonemployee directors pursuant to the Directors Stock Plan may not be sold until at least six months following the date they are credited. The maximum number of shares of Common Stock which may be credited pursuant to the Directors Stock Plan is 1,000,000.

COMPENSATION OF EXECUTIVE OFFICERS

Report of the Compensation Committee on Executive Compensation

Overall Policy

        Compensation of the Corporation's executive officers rests in the discretion of the Board of Directors, and the Compensation Committee of the Board of Directors is charged with considering specific information and making recommendations to the full Board of Directors with respect to compensation matters. The Compensation Committee is comprised of four nonemployee directors who are appointed annually by the Corporation's Board of Directors. The Compensation Committee's consideration and recommendations regarding executive compensation are guided by a number of factors including overall corporate performance and returns to shareholders. The overall objectives of the Corporation's executive compensation package are: to attract and retain the best possible executive talent; to motivate the Corporation's executives to achieve goals consistent with the Corporation's business strategy; to provide an identity between executive and shareholder interests through stock-based plans; and finally, to provide a compensation package that recognizes an executive's individual contributions in addition to the Corporation's overall business results.

        The Compensation Committee periodically reviews the Corporation's executive compensation program. The Compensation Committee met three times in 2002 to consider various components of the executive compensation program. In making recommendations concerning executive compensation, the Committee reviews reports published by independent compensation consultants assessing compensation programs and reviews the Corporation's executive compensation, corporate performance, stock price appreciation and total return to shareholders against a peer group of public corporations made up of the Corporation's competitors for executive talent. Because most executive skills and expertise are transferable between industries and business segments, the Compensation Committee believes the Corporation's competitors for executive talent are not limited to those companies included in the peer group established for comparing shareholder returns. Thus, the Corporation's peer group used for compensation analysis includes, but is not limited to, the peer group identified in the Performance Graph shown on page 12. The Compensation Committee periodically reviews the correlation between the Corporation's performance and its executive compensation in the context of, and in comparison to, the compensation programs of other companies.

        The Compensation Committee recommends to the Board of Directors compensation levels and programs for the Chief Executive Officer, President and all Vice Presidents ("executive officers" as used in this report), including the individuals whose compensation is detailed in this Proxy Statement. In reviewing individual performance of executives whose compensation is detailed in this Proxy Statement, the Compensation Committee considered the views of Mr. Brown, the Corporation's Chief Executive Officer.

        The key elements of the Corporation's executive compensation consist of base salary, annual cash/stock performance payments and stock-based grants. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Brown, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Corporation to the individual executive, including deferred compensation, pension benefits, supplemental retirement benefits, severance plans, insurance and other benefits, as well as the programs described below. While the Committee takes into consideration all the performance and other factors listed below in setting base salaries, the Committee's deliberations are essentially subjective, and no set quantitative formula determines the base salary level of any of the named executives. The Corporation adopted a performance payment plan in 1994, which in part utilized a quantitative formula to determine an executive's eligibility for annual performance payments in addition to base salary.

        The Committee analyzed the potential impact on the Corporation's executive compensation program of Section 162(m) of the Internal Revenue Code and the regulations thereunder, which generally disallow deductions for compensation in excess of $1.0 million per year to the five most highly compensated executives of a public company. Based upon its analysis, the Committee expects that all the compensation payable pursuant to its compensation program now in effect will be deductible.

Base Salaries

        Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies including those in the peer group.

        Annual salary adjustments which are made in May of each year for a 12-month period from June 1 to May 31, are determined by evaluating the performance of the Corporation and of each executive officer, and also taking into account new responsibilities for any particular officer. In the case of executive officers who are responsible for a particular business unit, such unit's financial, operating, cost containment and productivity results are also considered by the Committee. The Compensation Committee, where appropriate, also considers other corporate performance measures, including changes in market share, productivity, cost control, safety, environmental awareness and improvements in relations with customers, suppliers and employees. The Compensation Committee places a premium on cost containment and productivity for sectors of the Corporation's business that sell gold, silver and other commodities because the prices for these commodities are established by international markets. Although the Board of Directors was satisfied with executive officers' performance, due to financial considerations and a greater emphasis on stock-based remuneration, base salaries for executive officers, including the Chief Executive Officer, were not increased during the period commencing June 1, 2002, through May 31, 2003. For 2002, Mr. Brown's salary was $357,508. In September 2002, Mr. Brown elected to take partial retirement and in addition to his salary, Mr. Brown received $41,415 in retirement pay from the Corporation's Pension Plan.

Annual Performance Payment

        In August 1994, the Corporation adopted a formal short-term performance payment plan based on the recommendation of the Compensation Committee. Under the plan, executive officers (seven in 2002) were eligible for annual cash/stock payments based upon a formula established in the plan covering the calendar year 2002 and generally described below. The Compensation Committee, based on recommendations of the Corporation's senior management, established targeted quantitative and nonquantitative goals for corporate performance. For 2002, quantitative goals included production costs, resource addition and cash and credit. Nonquantitative goals related to acquisitions, stock performance, preferred stock and litigation.

        The Chief Executive Officer's performance payment for 2002 is based solely on corporate performance. Other executive officers' performance payments combine corporate performance with a Chief Executive Officer discretionary component of 40%, which was also set for the President and all Vice Presidents. A performance payment pool was targeted based on the annual cash and stock-based salary equal to the following: 50% for the Chief Executive Officer and Chief Operating Officer and 40% for each Vice President.

        The Board or Compensation Committee reviewed with management, performance on a quarterly basis. At the Compensation Committee meeting following the performance year, the actual performance results were compared against the targeted performance goals. The Compensation Committee reviews and approves individual performance payments for all eligible executives. The Compensation Committee has the sole discretion to increase or decrease the amount of performance pay under the plan. For 2002, the Compensation Committee determined to pay the annual performance bonus part in cash and part in the Corporation's Common Stock under the terms of the Corporation's 1995 Stock Incentive Plan with the number of shares determined by the average 2002 stock price. Some executives elected to defer the bonus compensation pursuant to the Key Employee Deferred Compensation Plan. For 2002, Mr. Arthur Brown, the Corporation's Chief Executive Officer, deferred half of his bonus pursuant to the Key Employee Deferred Compensation Plan and received a payment comprised of $67,076 in cash and 41,990 shares of the Corporation's Common Stock. For the named executives, the amounts are set forth in the Summary Compensation Table under the column Annual Compensation-Bonus.

Stock-Based Grants

        The Corporation uses three stock-based compensation plans, which are intended to give the Corporation a competitive advantage in attracting, retaining and motivating its officers and key employees, and provide incentives more directly linked to the performance of the Corporation's businesses and increases in shareholder value.

        The 1987 Nonstatutory Stock Option Plan (the "1987 Plan") was approved by the shareholders in 1987 and provides that stock options may be granted to the Corporation's officers and key employees, including the individuals whose compensation is detailed in this Proxy Statement. The right to grant options under this plan expired in February 1997. Certain previously granted options remain available to exercise under the 1987 Plan. All options previously granted under the 1987 Plan were granted at the fair market value of the stock on the date of the grant.

        In May 1995, the shareholders of the Corporation approved the Corporation's 1995 Stock Incentive Plan, which provides for a variety of stock-based grants to the Corporation's officers and key employees, including the individuals whose compensation is detailed in this Proxy Statement. Stock options granted in 2002 to the five named executive officers are also summarized in the Summary Compensation Table under Long-Term Compensation Awards-Options.

        The Key Employee Deferred Compensation Plan ("Plan") was approved by the shareholders in July 2002 and permits each participant to defer eligible compensation and/or cash incentive compensation which is payable in the form of shares of the Corporation's Common Stock, in cash, or in the form of discounted stock options on the date or dates selected by the participant or on such other date or dates specified in the Plan. Amounts deferred by the five named executives in 2002 are summarized in the Summary Compensation Table under Annual Compensation-Bonus.

        In 2002, Mr. Brown was granted nonstatutory stock options to purchase 150,000 shares of Common Stock under the 1995 Stock Incentive Plan at an exercise price of $3.23, the fair market value of the stock on the date of grant. All options granted to Mr. Brown were granted under a vesting schedule where one-third, or 50,000 stock options were vested on the date of grant in 2002; one-third, or 50,000 will vest in May 2003; and one-third, or 50,000 will vest in May 2004. However, the grant to Mr. Brown also provided that in the event the Corporation's Common Stock price on the New York Stock Exchange reached (i) at least $1.00 above the May 2002 grant price of $3.23 for ten consecutive business days, then the May 2003 vesting period would accelerate; and (ii) at least $2.00 above the grant price for ten consecutive business days, then all vesting periods would accelerate. On July 22, 2002, the options that would have vested in May 2003, vested early due to the closing stock price being $1.00 above the grant price for ten consecutive business days. As of February 1, 2003, Mr. Brown owned 260,097 shares of Common Stock and held options to purchase an additional 926,000 shares under the 1987 and 1995 plans. In addition, as of February 1, 2003, 13,433 shares of Common Stock are held in trust for Mr. Brown under the Corporation's terminated 1994 Executive Deferral Plan. These shares will be distributed to Mr. Brown over the next two months as a result of the termination of the 1994 Executive Deferral Plan. The Compensation Committee believes that significant equity interests in the Corporation held by the Corporation's management align the interests of shareholders and management, and the Committee considered this in granting additional options to Mr. Brown.

Conclusion

        The Corporation's executive compensation is primarily based upon individual, departmental and corporate performance and stock price appreciation. In 2002, a significant portion of the Corporation's executive compensation consisted of stock-based remuneration and performance-based variable elements. The Compensation Committee intends to continue the policy of relating executive compensation to corporate performance and emphasizing stock-based remuneration, aligning the executive officers with shareholders, recognizing that the ups and downs of the business cycle, particularly in the long-depressed price periods for a large portion of the Corporation's products, from time to time may result in an imbalance for a particular period. The Compensation Committee adjusts for factors such as these, which are beyond an executive's control, by exercising its qualitative judgment rather than employing strict quantitative formulas.

February 20, 2003
Ted Crumley, Chairman John E. Clute Joe Coors, Jr. Charles L. McAlpine

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee are set forth in the preceding section. There are no members of the Compensation Committee who were officers or employees of the Corporation or any of its subsidiaries during the fiscal year, formerly officers of the Corporation, or had any relationship otherwise requiring disclosure hereunder.

AUDIT COMMITTEE REPORT

        Notwithstanding anything to the contrary set forth in any of the Corporation's previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings made by the Corporation under those statutes, the following report shall not be deemed to be incorporated by reference into any prior filings nor future filings made by the Corporation under those statutes.

Membership and Role of the Audit Committee

        The Audit Committee consists of Messrs. Charles L. McAlpine, Joe Coors, Jr., and Jorge E. Ordoñez C. Each member of the Audit Committee satisfies the definition of independent director as established in the New York Stock Exchange Listing Standards.

        The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the Corporation's financial reporting activities. The committee meets with the Corporation's independent auditors and reviews the scope of their audit, report and recommendations. The Audit Committee also recommends to the Board of Directors the selection of the Corporation's independent auditors. The committee met twice in 2002; however, the Chairman met four times during the year with the Corporation's independent auditors to review the quarterly financial statements.

        The Board adopted a written charter for the Audit Committee on May 5, 2000, and operated under that charter during the 2002 fiscal year. The Audit Committee has reviewed the relevant requirements of the Sarbanes-Oxley Act, the proposed rules of the U.S. Securities and Exchange Commission and the proposed rules of the New York Stock Exchange regarding audit committee policies. Since many of these rules have not yet been finalized or were not effective at the time of the printing of this Proxy Statement, the Board has determined to amend its current charter later in 2003, if necessary, when the rules are finalized to reflect the additional requirements of the new rules. You can access the current charter in the "Investor Relations" section of www.hecla-mining.com under "Corporate Governance" or by writing to us at Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d'Alene, Idaho 83815-9408, Attention: Investor Relations.

Review of the Corporation's Audited Financial Statements for the Fiscal Year Ended December 31, 2002

        The Audit Committee has reviewed and discussed the audited financial statements of the Corporation for the fiscal year ended December 31, 2002, with the Corporation's management. The Audit Committee has discussed with BDO Seidman, LLP, the Corporation's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended.

        The Audit Committee has also received the written disclosures and the letter from BDO Seidman, LLP, required by Independence Standards Board Standard No. 1 (Communications with Audit Committees), and the Audit Committee has discussed the independence of BDO Seidman, LLP, with that firm.

        Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the U.S. Securities and Exchange Commission.

February 20, 2003
Charles L. McAlpine, Chairman Joe Coors, Jr. Jorge E. Ordoñez C.

AUDITOR FEES

        Audit Fees.    The aggregate fees and expenses quoted by BDO Seidman, LLP, for the 2002 annual audit and the review of the Corporation's annual financial statements, including the financial statements in the Corporation's Form 10-Qs for the year ended December 31, 2002, were $151,925.

        Financial Information Systems Design and Implementation Fees.    The Corporation incurred no fees for financial information systems design and implementation during 2002.

        All Other Fees.    Fees for all other services rendered during 2002 were $123,870. These fees consist primarily of employee benefit plan audits, tax compliance services and assurance services provided in connection with Securities and Exchange Commission registration statements. The Corporation's Audit Committee has considered and determined that the provision of nonaudit services by BDO Seidman, LLP, is compatible with maintaining the independence of BDO Seidman, LLP as the Corporation's auditors.

Comparison of Five-Year Cumulative Total Return(1)

Hecla Mining, S&P 500, S&P 500 Gold Index, and Peer Group(2)

Date	Hecla Mining	S&P 500	S&P 500 Gold Index	Peer Group
December 1997	$100.00	$100.00	$100.00	$100.00
December 1998	$73.43	$128.52	$87.65	$66.98
December 1999	$31.65	$155.53	$84.41	$48.55
December 2000	$10.13	$141.36	$69.51	$25.77
December 2001	$19.04	$124.63	$78.89	$35.83
December 2002	$102.49	$97.15	$99.82	$71.55

(1)
Total return assumes reinvestment of dividends on a quarterly basis.

(2)
Peer Group: Agnico-Eagle Mines Ltd., Cambior, Inc., Coeur d'Alene Mines Corp., Echo Bay Mines Ltd., TVX Gold, Inc.

EXECUTIVE COMPENSATION

Compensation for 2002

        The following table sets forth information regarding the aggregate compensation for the fiscal years ended December 31, 2000, 2001 and 2002, paid or accrued for: (i) the Chief Executive Officer of the Corporation; and (ii) the four other most highly paid executive officers of the Corporation.

SUMMARY COMPENSATION TABLE

								Long-Term Compensation Awards
		Annual Compensation(1)
Name and Principal Position									All Other Compensation(3)(7)
	Year	Salary(7)			Bonus(7)			Options(2)
Arthur Brown(4) Chairman & Chief Executive Officer	2002 2001 2000	$ $ $	357,508 402,500 402,500		$ $ $	402,500 144,900 49,616	(6)	150,000 200,000 100,000	$ $ $	402,055 43,776 40,460
Phillips S. Baker, Jr. President, Chief Operating Officer & Chief Financial Officer	2002 2001 2000	$ $ $	300,000 162,500 -0-	(5)	$ $ $	400,000 99,000 -0-	(6)	150,000 60,000 -0-	$ $ $	201,000 49,609 -0-
Thomas F. Fudge, Jr. Vice President-Operations	2002 2001 2000	$ $ $	150,000 150,000 127,300		$ $ $	120,000 45,000 19,683	(6)	85,000 60,000 7,000	$ $ $	132,811 3,335 2,522
Michael H. Callahan(4) Vice President-Corporate Development	2002 2001 2000	$ $ $	128,333 120,000 85,065		$ $ $	104,000 72,000 13,440	(6)	85,000 30,000 3,000	$ $ $	60,562 2,154 1,608
Lewis E. Walde Vice President-Controller & Treasurer	2002 2001 2000	$ $ $	110,000 106,000 80,420		$ $ $	88,000 33,000 5,480	(6)	85,000 30,000 3,000	$ $ $	117,529 1,720 1,290

(1)
The annual compensation set forth in the table is based upon salaries of the Chief Executive Officer and other named executives established in May of each year for June 1 to May 31. This table reflects compensation paid to, or earned by, the executive officers during the fiscal year ending December 31 of each year.

(2)
All options granted to the named executives in 2002 were granted under a vesting schedule described in Option Grants in Last Fiscal Year-footnote 1.

(3)
"All Other Compensation" for the last fiscal year includes the following for Messrs. Brown, Baker, Fudge, Callahan and Walde: (i) the above-market portion of interest accrued under the Corporation's Executive Deferral Plan of $28,893, $-0-, $492, $23 and $-0-, on behalf of each named executive, respectively; (ii) matching contributions under the Corporation's Capital Accumulation Plan of $3,000, $3,000, $2,545, $2,211 and $1,840, for each named executive, respectively; (iii) the dollar value benefit of premium payments for term life insurance coverage of $2,585, $-0-, $180, $84 and $64, for each named executive, respectively; (iv) an economic gain on stock option exercises of $39,499, $-0-, $30,594, $56,103 and $36,043, for each named executive, respectively; (v) a tax offset bonus associated with stock option exercises of $18,328, $-0-, $-0-, $2,141 and $6,982, for each named executive, respectively; (vi) retention payments made to named executives in 2002 under the Retention Agreements of $265,650, $198,000, $99,000, $-0- and $72,600, for each named executive, respectively; (vii) retirement payments made to Mr. Brown in the amount of $41,415; and (viii) personal tax service provided by consultants at the expense of the Corporation for Mr. Brown of $2,685.

(4)
Arthur Brown is the father-in-law of Michael H. Callahan, the Corporation's Vice President-Corporate Development.

(5)
For the period December 1, 2001, through November 30, 2002, 25% of Mr. Baker's base salary was comprised of restricted Common Stock of the Corporation issued under the 1995 Stock Incentive Plan, which was distributed to Mr. Baker in substantially equal amounts on a quarterly basis through December 1, 2002. In 2002, Mr. Baker received four quarterly distributions of Common Stock in the amount of 19,035 shares on February 1, 2002; 19,035 shares on May 1, 2002; 19,035 shares on August 1, 2002; and 19,037 shares on November 1, 2002. The fair market value of such stock on the dates paid was $22,842, $58,437, $61,483 and $72,341, respectively, based on the $1.20, $3.07, $3.23, and $3.80 per share closing prices of the Corporation's Common Stock on such dates.

(6)
The compensation under "Bonus" includes the following: Mr. Brown, 41,990 shares of Common Stock, $67,076 in cash and $201,250 deferred compensation; Mr. Baker, 41,729 shares of Common Stock, $66,660 in cash and $200,000 deferred compensation; Mr. Fudge, 20,655 shares of Common Stock and $54,000 in cash; Mr. Callahan, 10,849 shares in Common Stock, $17,331 in cash and $52,000 deferred compensation; and Mr. Walde, 9,180 shares of Common Stock, $14,665 in cash and $44,000 deferred compensation. The shares of Common Stock were granted under the 1995 Stock Incentive Plan. For each named executive, the number of shares awarded was determined by dividing two-thirds of the nondeferred bonus amount by $3.1954, the average closing price of the Corporation's Common Stock during 2002.

(7)
Portions of the named executives "Salary"; "Bonus" and "All Other Compensation" were deferred into the Key Employee Deferred Compensation Plan. See Deferred Compensation Table.

DEFERRED 2002 COMPENSATION TABLE

Name	Salary	Bonus	All Other Compensation	Total Deferred Compensation
Arthur Brown	$-0-	$201,250	$88,550	$289,800
Phillips S. Baker, Jr.	$54,471	$200,000	$66,000	$320,471
Thomas F. Fudge, Jr.	$-0-	$-0-	$-0-	$-0-
Michael H. Callahan	$4,500	$52,000	$-0-	$56,500
Lewis E. Walde	$22,500	$44,000	$24,200	$90,700

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants
					Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Hecla Employees in Fiscal Year
Name			Exercise or Base Price: $/Share	Expiration Date
					5%	10%
Arthur Brown	150,000	13.70%	$3.23	5/9/05	$76,380	$160,365
Phillips S. Baker, Jr.	150,000	13.70%	$3.23	5/9/05	$76,380	$160,365
Thomas F. Fudge, Jr.	85,000	7.76%	$3.23	5/9/05	$43,282	$90,874
Michael H. Callahan	85,000	7.76%	$3.23	5/9/05	$43,282	$90,874
Lewis E. Walde	85,000	7.76%	$3.23	5/9/05	$43,282	$90,874

(1)
There are no tax offset bonuses accompanying these options. One-third of the options were first exercisable on May 9, 2002, one-third vested on July 22, 2002, and one-third shall vest on May 9, 2004, unless the Corporation's Common Stock price on the New York Stock Exchange reaches at least $2.00 above the May 2002 grant price of $3.23 for ten consecutive business days, then the May 2004 vesting period will accelerate. All options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant.

(2)
The potential realizable value shown in the table represents the maximum gain if held for the full three-year term at each of the assumed annual appreciation rates. Gains, if any, are dependent upon the actual performance of the Common Stock and the timing of any sale of the Common Stock received upon exercising the options.

TOTAL OPTIONS EXERCISED IN 2002
AND FISCAL YEAR-END VALUES

        The following table shows information concerning the exercise of stock options during fiscal year 2002 by each of the named executive officers and the value (stock price less exercise price) of the remaining stock options held by those executive officers at fiscal year end, using the average ($5.155) of the high and low trading price of the Corporation's Common Stock on December 31, 2002.

			Number of Securities Underlying Unexercised Options Held at 12/31/02		Value of Unexercised In-The-Money Options at 12/31/02
	Shares Acquired on Exercise (#)
Name		Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Arthur Brown	25,000	39,499	801,000	50,000	1,309,975	96,250
Phillips S. Baker, Jr.	-0-	-0-	160,000	50,000	434,000	96,250
Thomas F. Fudge, Jr.	10,000	30,594	137,166	28,334	353,190	54,543
Michael H. Callahan	23,000	56,103	69,666	28,334	156,172	54,543
Lewis E. Walde	16,000	36,043	82,166	28,334	189,582	54,543

Retirement Plan

        The officers of the Corporation participate in the Hecla Mining Company Qualified Retirement Plan (the "Retirement Plan"), which covers substantially all employees of the Corporation, except for certain hourly employees who are covered by separate plans. Contributions to the Retirement Plan, and the related expense or income, are based on general actuarial calculations and, accordingly, no portion of the Corporation's contributions, and related expenses or income, is specifically attributable to the Corporation's officers. The Corporation was not required to make a contribution for 2002. The Corporation also has an unfunded Supplemental Retirement Benefit Plan adopted in November 1985 (the "Supplemental Plan") under which the amount of any benefits not payable under the Retirement Plan by reason of the limitations imposed by the Internal Revenue Code and/or the Employee Retirement Income Security Act, as amended (the "Acts"), and the loss, if any, due to a deferral of salary made under the Corporation's Executive Deferral Plan and/or the Capital Accumulation Plan will be paid out of the general funds of the Corporation to any employee who may be adversely affected. Under the Acts, the current maximum annual pension benefit payable by the plan to any employee is $160,000 subject to specified adjustments. Upon reaching the normal retirement age of 65, each participant is eligible to receive annual retirement benefits in monthly installments for life equal to, for each year of credited service, 1% of final average annual earnings (defined as the highest average earnings of such employee for any 36 consecutive calendar months during the final 120 calendar months of service) up to the applicable covered compensation level (which level is based on the Social Security maximum taxable wage base) and 1.75% of the difference, if any, between final average annual earnings and the applicable covered compensation level. The Retirement Plan and Supplemental Plan define earnings for purposes of the plans to be "a wage or salary for services of employees inclusive of any bonus or special pay including gainsharing programs, contract miners' bonus pay and the equivalent."

        The following table shows estimated aggregate annual benefits under the Retirement Plan and the Supplemental Plan payable upon retirement to a participant who retires in 2002 at age 65 having the years of service and final average annual earnings as specified. The table assumes Social Security covered compensation levels as in effect on January 1, 2002.

ESTIMATED ANNUAL RETIREMENT BENEFITS

	Years of Credited Service
Final Average Annual Earnings
	5	10	15	20	25	30	35
$100,000	$7,271	$14,542	$21,813	$29,083	$36,354	$43,625	$50,896
125,000	9,458	18,917	28,375	37,833	47,292	56,750	66,208
150,000	11,646	23,292	34,938	46,583	58,229	69,875	81,521
175,000	13,833	27,667	41,500	55,333	69,167	83,000	96,833
200,000	16,021	32,042	48,063	64,083	80,104	96,125	112,146
225,000	18,208	36,417	54,625	72,833	91,042	109,250	127,458
250,000	20,396	40,792	61,188	81,583	101,979	122,375	142,771
275,000	22,583	45,167	67,750	90,333	112,917	135,500	158,083
300,000	24,771	49,542	74,313	99,083	123,854	148,625	173,396
325,000	26,958	53,917	80,875	107,833	134,792	161,750	188,708
350,000	29,146	58,292	87,438	116,583	145,729	174,875	204,021
375,000	31,333	62,667	94,000	125,333	156,667	188,000	219,333
400,000	33,521	67,042	100,563	134,083	167,604	201,125	234,646
425,000	35,708	71,417	107,125	142,833	178,542	214,250	249,958
450,000	37,896	75,792	113,688	151,583	189,479	227,375	265,271
475,000	40,083	80,167	120,250	160,333	200,417	240,500	280,583
500,000	42,271	84,542	126,813	169,083	211,354	253,625	295,896
525,000	44,621	89,243	133,864	178,485	223,106	267,728	312,349

        Benefits listed in the pension table are not subject to any deduction for Social Security or other offset amounts. As of December 31, 2002, the following executive officers have completed the indicated number of full years of credited service: A. Brown, 35 years; P. S. Baker, 1 year; T. Fudge, 9 years; M. Callahan, 10 years; and L. Walde, 11 years.

Employment Agreements, Termination of Employment Arrangement and Other Management Arrangements

        The Corporation has employment agreements (collectively, the "Agreements") with Messrs. Brown, Baker, Fudge, Callahan and Walde (collectively, the "Executives" and individually, an "Executive").

        The Agreements were recommended to the Board of Directors by the Compensation Committee and were approved by the Board of Directors on the basis of such recommendation. The Agreements, which are substantially identical except for compensation provisions, provide that each of the Executives shall serve in such executive position as the Board of Directors may direct. The Agreements become effective only upon a "Change of Control" of the Corporation (the "Effective Date"). The term of employment under the Agreements is two years from the Effective Date. The Agreements have a Change in Control period of three years, and this period is automatically renewed for an additional year in June of each year unless the Corporation gives notice of nonrenewal 60 days prior to the renewal date. Under the Agreements, a Change of Control of the Corporation is deemed to occur if a person (including a "group" under Section 13d-3 of the Securities Exchange Act of 1934, as amended, the "Exchange Act") becomes the beneficial owner of 20% or more of the voting power of the Corporation or if, as the result of a tender offer, merger, proxy fight or similar transaction, the persons who were previously directors of the Corporation cease to constitute a majority of the board. The Agreements are intended to ensure that, in the event of a Change of Control, each Executive will continue to receive payments and other benefits equivalent to those he was receiving at the time of a Change of Control for the duration of the term of the Agreement. The Agreements also provide, among other things, that should an Executive's employment be terminated by the Corporation or by the Executive for good reason (other than death, incapacity or misconduct) after the Effective Date of the Agreement, he would receive from the Corporation a lump-sum defined amount generally equivalent to two times the aggregate of his then annual base salary rate and his highest annual bonus for the three years prior to the Effective Date. The Executives would also be entitled to lump-sum payments representing the difference in pension and supplemental retirement benefits to which they would be entitled on: (i) the date of actual termination, and (ii) the end of the two-year employment period under the Agreements. The Corporation would also maintain such Executive's participation in all benefit plans and programs (or provide equivalent benefits if such continued participation was not possible under the terms of such plans and programs). An Executive whose employment has terminated would not be required to seek other employment in order to receive the defined benefits. The Agreements also provide that under certain circumstances the Corporation will make an additional gross-up payment if necessary to place the Executive in the same after-tax position as if no excise tax were imposed by the Internal Revenue Code. Pursuant to the Agreements between the Corporation and each of its named executive officers, if a Change of Control occurred and the named executive officers were each terminated as of December 31, 2002, the Executives would be entitled to the following estimated cash payments pursuant to the Agreements: Mr. Brown, $1,340,000; Mr. Baker, $1,400,000; Mr. Fudge, $540,000; Mr. Callahan, $468,000; and Mr. Walde, $396,000. These dollar amounts do not include amounts which would have otherwise been payable to each Executive if the Executive had terminated employment on the day prior to a Change of Control.

Retention Agreements

        In 2001, the Corporation entered into Retention Agreements with Messrs. Brown, Baker, Fudge and Walde. The Agreements were recommended to the Board of Directors by the Compensation

Committee and were approved by the Board of Directors on the basis of such recommendation. The Agreements, which were substantially identical except for compensation provisions, provided that so long as the Executive remained as an employee of the Corporation or worked for the Corporation in some other capacity satisfactory to the Corporation, through June 30, 2002, the Executive would be entitled to a payment of 22% of the Executive's annual base salary. If the Executive remained with the Corporation through December 31, 2002, the Executive would be entitled to an additional payment of 44% of the Executive's annual base salary. The Agreements also provided for a payment of amounts due under the terminated Executive Deferral Plan, which had not been previously paid pursuant to the termination of the plan. Messrs. Brown, Baker, Fudge and Walde were each paid a payment of 22% of their annual base salary for remaining employed with the Corporation through June 30, 2002, and another payment of 44% of their annual base salary for remaining employed with the Corporation through December 31, 2002. See "Summary Compensation Table." With the payment of these retention payments, the Agreements are now terminated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        To the knowledge of the Corporation, as of March 13, 2003, the only beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) of more than five percent (5%) of either class of the Corporation's equity securities entitled to vote at the annual meeting is shown in the table below:

Title of Class	Name & Address of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percent of Class
Preferred	Langley Partners, L.P. 535 Madison Avenue, 7th Floor New York, NY 10022	141,300	18.76%

        The following table presents certain information regarding the number and percentage of the shares of Common Stock beneficially owned by each current director, director nominee and executive officer of the Corporation and by all current directors, nominees and executive officers as a group, as of March 13, 2003. As of March 13, 2003, no director or executive officer of the Corporation beneficially owned or otherwise held any shares of the Corporation's Preferred Stock. On that date, all of such persons together beneficially owned an aggregate of 2% of the outstanding shares of the Corporation's Common Stock. Except as otherwise indicated, the directors, nominees and officers have sole voting and investment power with respect to the shares beneficially owned by them.

BENEFICIAL OWNERSHIP TABLE

Shares Beneficially Owned
Name of Beneficial Owner	Title of Class
		Number	Nature	Percentage(1)
Phillips S. Baker, Jr. President, Chief Operating Officer and Chief Financial Officer	Common	182,609 235,000 417,609	Direct Vested Options(2)	*
Arthur Brown Chairman and Chief Executive Officer	Common	315,520 876,000 1,191,520	Direct(3) Vested Options(2)	1%
Michael H. Callahan Vice President-Corporate Development	Common	53,131 109,666 162,797	Direct(4) Vested Options(2)	*
Ronald W. Clayton Vice President-U.S. and Canadian Operations	Common	4,028 96,100 100,128	Direct Vested Options(2)	*
John E. Clute Director	Common	300 17,383 17,683	Direct Indirect(5)	*
Joe Coors, Jr. Director	Common	17,383	Indirect(5)	*
Ted Crumley Director	Common	4,000 16,922 20,922	Direct Indirect(5)	*
Thomas F. Fudge, Jr. Vice President-Operations	Common	22,889 177,166 200,055	Direct Vested Options(2)	*
Charles L. McAlpine Director	Common	2,000 17,383 19,383	Direct Indirect(5)	*
Jorge E. Ordoñez C. Director	Common	17,383	Indirect(5)	*
Dr. Anthony P. Taylor Director	Common	4,000 10,383 14,383	Direct Indirect(5)	*
Vicki J. Veltkamp Vice President-Investor and Public Relations	Common	22,295 133,833 156,128	Direct Vested Options(2)	*

Lewis E. Walde Vice President-Controller and Treasurer	Common	30,759 122,166 152,925	Direct(6) Vested Options(2)	*
All current directors and executive officers as a group (13 persons)	Common	2,488,299		2%

*
Represents holdings of less than one percent.

(1)
Percent of class is calculated based upon 109,386,487 shares of the Corporation's Common Stock outstanding as of March 13, 2003.

(2)
"Vested Options" are options that may be exercised as of May 12, 2003.

(3)
Consists of 15,962 shares held jointly with Mr. Brown's spouse.

(4)
Consists of 52,931 shares held jointly with Mr. Callahan's spouse.

(5)
Shares credited to each nonemployee director, all of which are held indirectly in trust pursuant to the Corporation's Stock Plan for Nonemployee Directors. Each director disclaims beneficial ownership of all shares held in trust under the stock plan (see "Compensation of Directors").

(6)
Consists of 21,579 shares held jointly with Mr. Walde's spouse.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock to file with the U.S. Securities and Exchange Commission reports regarding their ownership and changes in ownership of the Corporation's stock. The Corporation believes that during the 2002 fiscal year, its officers, directors and 10% stockholders complied with all Section 16(a) filing requirements, except that Form 4's were not timely filed for the July 2002 grant of stock options to Messrs. Arthur Brown, Phillips S. Baker, Jr., Thomas F. Fudge, Jr., Michael H. Callahan, and Lewis E. Walde. These stock option grants were reported to the U.S. Securities and Exchange Commission in January 2003 on Form 5. In making these statements, the Corporation has relied upon examination of the copies of Forms 3, 4 and 5 filed and the written representations of its directors and officers.

APPROVAL OF AUDITORS

        BDO Seidman, LLP, independent public accountants, has been selected by the Board of Directors as independent auditors for the Corporation for the fiscal year ending December 31, 2003, subject to approval by the shareholders. This firm is experienced in the field of mining accounting and is well qualified to act in the capacity of auditors. The selection of this firm as independent auditor for the Corporation for the fiscal year ending December 31, 2003, was recommended to the Board of Directors by its Audit Committee, composed of Messrs. McAlpine, Coors and Ordoñez, none of whom is an officer or employee of the Corporation. A representative of BDO Seidman, LLP, is expected to be present at the Annual Meeting and to make a statement if the representative so desires and to be available to respond to any questions from shareholders.

        The Board of Directors recommends a vote "FOR" approval of the selection of BDO Seidman, LLP, as the Corporation's independent auditors for 2003.

PROVISIONS OF THE CORPORATION'S BY-LAWS
WITH RESPECT TO SHAREHOLDER PROPOSALS AND NOMINATIONS
FOR ELECTION AS DIRECTORS

        The Corporation's By-Laws establish procedures governing the eligibility of nominees for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders at an Annual Meeting. For nominations or other business to be properly brought before an Annual Meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's Annual Meeting; provided, however, that in the event the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Adjournment of a meeting shall not commence a new time period for giving a shareholder's notice as described above. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, as amended, and Rule 14a-11 thereunder, including such person's written consent to being named in the Proxy Statement as a nominee and to serve as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, who has not otherwise complied with the rules and regulations under the Exchange Act for the inclusion of a shareholder proposal in the Corporation's proxy materials, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in the By-Laws and, if any proposed nomination or business is not in compliance with the By-Laws, to declare that such defective proposal shall be disregarded. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

        The Corporation will review shareholder proposals intended to be included in the Corporation's proxy materials for the 2004 Annual Meeting of Shareholders which are received by the Corporation at its principal executive offices no later than December 9, 2003, subject to the By-Law provision discussed above. Such proposals must be submitted in writing and should be sent to the attention of the Secretary of the Corporation. The Corporation will comply with Rule 14a-8 of the Exchange Act with respect to any proposal that meets its requirements.

ANNUAL REPORT

        The Corporation's Annual Report to Shareholders, consisting of the Corporation's Form 10-K for the year ended December 31, 2002, and other information, is being mailed to shareholders with this

Proxy Statement. In addition, a shareholder of record may obtain a copy of the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the "Form 10-K"), without cost, upon written request to the Secretary of the Corporation. The Annual Report on Form 10-K is not part of the proxy solicitation materials for the Annual Meeting.

OTHER BUSINESS

        As of the date of this Proxy Statement, the Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those described above. However, should other business properly be brought before the Annual Meeting, the proxies will be voted thereon in the discretion of the persons acting thereunder.

By Order of the Board of Directors
Michael B. White Secretary
April 7, 2003

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	HECLA MINING COMPANY 6500 N. Mineral Drive, Suite 200 Coeur d'Alene, Idaho 83815-9408	ANNUAL MEETING OF SHAREHOLDERS May 9, 2003

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES
FOR DIRECTOR LISTED IN ITEM 1 AND "FOR" PROPOSAL 2.

        The undersigned, revoking any previous proxies, hereby appoints ARTHUR BROWN and MICHAEL B. WHITE, and each of them, proxies of the undersigned, with full power of substitution, to attend the Corporation's Annual Meeting of Shareholders on May 9, 2003, and any adjournments or postponements thereof, and there to vote the undersigned's shares of Common Stock of the Corporation on the following matters as described in the Board of Directors Proxy Statement for such Meeting, a copy of which has been received by the undersigned.

1.	ELECTION OF DIRECTORS	☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY
		☐	(except as marked to the contrary below)	☐	to vote for all nominees listed below
	Arthur Brown	John E. Clute		Joe Coors, Jr.
(INSTRUCTION: To withhold authority to vote for any individual nominee, put a line through that nominee's name.)
2.	PROPOSAL to approve the selection of BDO Seidman, LLP as independent auditors of the Corporation for the fiscal year ending December 31, 2003.
	☐ FOR	☐ AGAINST		☐ ABSTAIN
3.	In their discretion on all other business that may properly come before the meeting or any adjournment or adjournments thereof.

                        This Proxy will be voted as specified. If no specification is made, this Proxy will be voted FOR the election of the three nominees for Director and FOR the adoption of Proposal 2.

                        PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

Signature	Signature	DATE:	, 2003

NOTE: The proxy must be signed exactly as your name or names appear on this card. Executors, administrators, trustees, partners, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer(s), who should specify the title(s) of such officer(s).

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS to be held on May 9, 2003
P R O X Y S T A T E M E N T Relating to ANNUAL MEETING OF SHAREHOLDERS to be held on May 9, 2003
INTRODUCTION
PURPOSES OF ANNUAL MEETING FOR COMMON SHAREHOLDERS
VOTING AT ANNUAL MEETING
ELECTION OF DIRECTORS
CERTAIN INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
COMPENSATION OF DIRECTORS
COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
AUDITOR FEES
Comparison of Five-Year Cumulative Total Return(1)
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
DEFERRED 2002 COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
TOTAL OPTIONS EXERCISED IN 2002 AND FISCAL YEAR-END VALUES
ESTIMATED ANNUAL RETIREMENT BENEFITS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BENEFICIAL OWNERSHIP TABLE
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
APPROVAL OF AUDITORS
PROVISIONS OF THE CORPORATION'S BY-LAWS WITH RESPECT TO SHAREHOLDER PROPOSALS AND NOMINATIONS FOR ELECTION AS DIRECTORS
SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
ANNUAL REPORT
OTHER BUSINESS